Exhibit 99.2

Industrial Services of America, Inc. to present at Taglich Brothers' 7th Annual Small Cap Equity Conference

LOUISVILLE, KY-- 04/29/10.  Harry Kletter, Chairman and Chief Executive Officer of Industrial Services of America, Inc.(ISA) (NASDAQ:IDSA), will be presenting at Taglich Brothers' 7th Annual Small Cap Equity Conference on Tuesday, May 4th, at 3:30 PM.  The Conference will take place at the New York Athletic Club in New York City.

To request additional information or to register, contact Taglich Brothers at 212-779-2971 or visit www.taglich.com.  Taglich Brothers will be sponsoring an audio/slide webcast of the conference via Wall Street Webcasting (TWST) on www.taglich.com.

About ISA

Industrial Services of America, Inc. is a recycler of stainless steel, ferrous, and non-ferrous scrap metal with operations in Louisville, Kentucky, Seymour and New Albany, Indiana. The company collects, purchases, processes and sells stainless steel, ferrous and non-ferrous scrap metal to steel mini-mills, integrated steel makers, smelters, foundries, metal brokers and exporters. ISA's recycling division specializes in the purchasing, processing and sale of stainless steel, nickel-based and high-temperature alloys. The company was incorporated in 1953 and is headquartered in Louisville, Kentucky.

This announcement and the May 4th presentation may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact Information: Industrial Services of America, Inc., Louisville Alan Schroering, 502-366-3452 aschroering@isa-inc.com http://www.isa-inc.com/